OAK RIDGE FUNDS, INC.
   AMENDED AND RESTATED RULE 12b-1 DISTRIBUTION PLAN
            AS AMENDED AS OF MARCH 1, 1999
 CLASS A SHARES OF OAK RIDGE SMALL CAP EQUITY FUND AND
            OAK RIDGE LARGE CAP EQUITY FUND


     The following Rule 12b-1 Distribution Plan, as amended (the "Plan"), has been adopted pursuant to Rule
12b-1 under the Investment Company Act of 1940, as amended, by Oak Ridge Funds, Inc. (the "Company"), a
Maryland corporation, on behalf of the Class A shares of the Oak Ridge Small Cap Equity Fund (previously known as the Oak Ridge Growth Fund) and the Class A shares of the Oak Ridge Large Cap Equity Fund (each, a
"Fund"). Each Fund is a series of shares of the Company. The Plan has been approved by a majority of the Company's Board of Directors, including a majority of the directors who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any Rule
12b-1 Related Agreement (as defined below) (the
"Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such Plan.

     In considering whether the Company should amend the Plan, the Board of Directors of the Company evaluated such information as it deemed necessary and determined that there was a reasonable likelihood that the amendment of the Plan would benefit the Company and the Class A shareholders of each Fund.

     The provisions of the Plan are as follows:

1.   PAYMENTS BY THE COMPANY TO PROMOTE THE SALE OF THE
     CLASS A SHARES

          (a)  The Company, on behalf of the Class A
     shares of each Fund, will pay Oak Ridge
     Investments, Inc. (the "Distributor"), as principal underwriter of the Funds' shares, a distribution fee of up to 0.25% per annum of the average daily net assets of the Class A shares in connection with the promotion and distribution of each Fund's Class A shares, including, but not necessarily limited to, advertising, compensation to underwriters, dealers and seller personnel, the printing and mailing of prospectuses to other than current Class A shareholders of a Fund, and the printing and mailing of sales literature. The
     Distributor may pay all or a portion of this fee to any securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of the Class A shares pursuant to a written agreement (the "Rule 12b-1 Related Agreement"), a form of which is attached hereto as Appendix A with respect to the Oak Ridge Small Cap Equity
     Fund and Appendix B with respect to the Oak Ridge
     Large Cap Equity Fund. Payment of these fees shall be made promptly following the close of the quarter, provided that the aggregate payments by the Company on behalf of each Fund's Class A shares shall not exceed 0.25% per annum of the average net assets of the Class A shares.

          (b) No Rule 12b-1 Related Agreement shall be entered into with respect to either Fund, and no payments shall be made pursuant to any Rule 12b-1
     Related Agreement, unless such Rule 12b-1 Related
     Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Board of Directors of the Company, and of a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement. The form of the Rule 12b-1 Related Agreement relating to the Oak Ridge Small Cap Equity Fund attached hereto as Appendix A and the form of Rule 12b-1
     Related Agreement relating to the Oak Ridge Large
     Cap Equity Fund attached hereto as Appendix B have been approved by the Company's Board of Directors as specified above.

          (c)  Any Rule 12b-1 Related Agreement shall
     describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

          (d)  No Rule 12b-1 Related Agreement may be
     entered into unless it provides (i) that it may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of the Class A shares of such Fund on not more than 60 days' written notice to the other party to the Rule 12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

          (e)  The Rule 12b-1 Related Agreement shall
     continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors of the Company, and of the Disinterested
     Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related
     Agreement.

2.   QUARTERLY REPORTS

          The Distributor shall provide to the Board of Directors, and the Board of Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.

3.   EFFECTIVE DATE AND DURATION OF THE PLAN

          The Plan shall become effective as of March
     1, 1999, assuming prior approval by the vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan. The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms.
     Thereafter, the Plan shall continue with respect to each Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to a Fund at any time, without the payment of any penalty, by the vote of (a) a majority of the Disinterested Directors or (b) a majority of the outstanding voting securities of the Class A shares of such Fund.

4.   SELECTION OF DISINTERESTED DIRECTORS

          During the period in which the Plan is
     effective, the selection and nomination of those Directors who are Disinterested Directors of the Company shall be committed to the discretion of the Disinterested Directors.

5.   AMENDMENTS

          All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be spent by the Company, on behalf of the Class A shares of a Fund, without approval by a majority of the outstanding voting securities of the Class
     A shares of each Fund affected thereby.

6.   RECORDKEEPING

          The Company shall preserve copies of the Plan, any Rule 12b-1 Related Agreement and all reports made pursuant to Section 2 for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.



                           APPENDIX A

                  Rule 12b-1 Related Agreement




Oak Ridge Investments, Inc.
10 South LaSalle, Suite 1050
Chicago, Illinois  60603



                      _____________, 199_



[Recipient's Name and Address]
_____________________
_____________________

Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution (the "Plan") adopted by Oak Ridge Funds, Inc. (the "Company") pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to the Class A shares of the Oak Ridge Small Cap Equity Fund (previously known as the Oak Ridge Growth Fund) (the "Fund"), a series of the Company. The Plan and this Related
Agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Company, including a majority of the Board of Directors who are not "interested persons" of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related
Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors of the Company that there was a reasonable likelihood that the Plan would benefit the Company and the Class A shareholders of the Fund.

     1.   To compensate you for promoting and
distributing the Fund's Class A shares, we shall pay you a fee of up to 0.25% per annum of the average daily net assets of the Fund's Class A shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Company or its agent, designate your firm as the customer's dealer of record.
We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

          We shall make the determination of the net asset value of Class A shares, which determination shall be made in the manner specified in the current
Prospectus relating to such shares, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. Payment of such fee shall be made promptly after the close of each quarter for which such fee is payable. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven (7) business days after the date of our confirmation of such purchase.
In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Class A shares will be less than $25.00.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors of the Company with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated (i) by the vote of a majority of the Disinterested Directors or by the vote of a majority of the outstanding Class A shares of the Fund, on sixty
(60) days' written notice, without payment of any penalty or (ii) by any act which terminates the Plan.
In addition, this Rule 12b-1 Agreement shall terminate immediately in the event of its assignment. This Rule
12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Company and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed to you at the address specified by you below.


                    OAK RIDGE INVESTMENTS, INC.
                    on behalf of Oak Ridge Small Cap
                    Equity Fund
                    Class A shares


                    By:_________________________________
                          (Name and Title)


Accepted:

                       ---------------------------------
                       (Dealer or Service Provider Name)


                       ---------------------------------
                       (Street Address)


                       ---------------------------------
                       (City)  (State)  (ZIP)


                       ---------------------------------
                       (Telephone No.)


                       ---------------------------------
                       (Facsimile No.)


                    By:_________________________________
                         (Name and Title)


                           APPENDIX B

                  Rule 12b-1 Related Agreement




Oak Ridge Investments, Inc.
10 South LaSalle, Suite 1050
Chicago, Illinois  60603



                      _____________, 199_



[Recipient's Name and Address]
_____________________
_____________________

Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution (the "Plan") adopted by Oak Ridge Funds, Inc. (the "Company") pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to the Class A shares of the Oak Ridge Large Cap Equity Fund (the "Fund"), a series of the Company. The Plan and this Related
Agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Company, including a majority of the Board of Directors who are not "interested persons" of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related
Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors of the Company that there was a reasonable likelihood that the Plan would benefit the Company and the Class A shareholders of the Fund.

     1.   To compensate you for promoting and
distributing the Fund's Class A shares, we shall pay you a fee of up to 0.25% per annum of the average daily net assets of the Fund's Class A shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Company or its agent, designate your firm as the customer's dealer of record.
We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

          We shall make the determination of the net asset value of Class A shares, which determination shall be made in the manner specified in the current
Prospectus relating to such shares, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. Payment of such fee shall be made promptly after the close of each quarter for which such fee is payable. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven (7) business days after the date of our confirmation of such purchase.
In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Class A shares will be less than $25.00.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors of the Company with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated (i) by the vote of a majority of the Disinterested Directors or by the vote of a majority of the outstanding Class A shares of the Fund, on sixty
(60) days' written notice, without payment of any penalty or (ii) by any act which terminates the Plan.
In addition, this Rule 12b-1 Agreement shall terminate immediately in the event of its assignment. This Rule
12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Company and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed to you at the address specified by you below.


                    OAK RIDGE INVESTMENTS, INC.
                    on behalf of Oak Ridge Large Cap
                    Equity Fund
                    Class A shares


                    By:___________________________________
                            (Name and Title)


Accepted:

                         ----------------------------------
                         (Dealer or Service Provider Name)


                         ----------------------------------
                         (Street Address)


                         ----------------------------------
                         (City)  (State)  (ZIP)


                         -----------------------------------
                         (Telephone No.)


                         ------------------------------------
                         (Facsimile No.)


                    By:______________________________________
                         (Name and Title)